Fourth Quarter 2023 Supplemental Presentation March 21, 2024 Exhibit 99.1

Safe Harbor/Forward-Looking Statements This presentation has been prepared by Academy Sports and Outdoors, Inc. (the “Company”) and contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. Words such as "goals," “outlook,” “guidance,” “anticipates,” “assume,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “future,” “will,” “seeks,” “foreseeable,” or the negative version of these words or other comparable words or similar expressions are used to identify these forward-looking statements. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2024 outlook, the Company’s strategic plans and financial objectives, growth of the Company’s business and operations, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance, and future financial condition, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the Company’s control. Important factors that could cause actual results to di- ffer materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this presentation speaks only as of the date released. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. This presentation provides an overview of the Company’s goals, plans, and initiatives in support of those goals. These goals, plans, and initiatives are aspirational or otherwise forward-looking statements and actual results may differ, possibly materially, and no guarantees are made that these goals will be met or that these projects and initiatives will be successfully executed. This presentation also includes numbers and percentages that are estimates or approximations and that may be based on assumptions. Within this presentation, references are made to information and statistics regarding the sporting goods and outdoor recreation retail industries. This information and statistics was obtained from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information contained in this presentation are also based on management’s estimates and calculations, which are derived from its review and interpretation of internal company research, surveys and independent sources. Data regarding the industries in which the Company competes and its market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond the Company’s control, but it believes they generally indicate size, position and market share within these industries. While the Company believes that such information is reliable, it has not independently verified any third-party information. While the Company believes its internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by any independent source. As a result, you should be aware that market, ranking, and other similar industry data included in this presentation, and estimates and beliefs based on that data may not be reliable. The Company cannot guarantee the accuracy or completeness of any such information contained in this presentation. This presentation includes certain supplemental financial measures not calculated in accordance with the generally accepted accounting principles in the United States (“GAAP”). These non-GAAP metrics are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. These financial measures should not be considered as an alternative to net income (loss) as a measure of financial performance or net cash provided by operating activities as a measure of liquidity, or any other performance measures derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of, the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the Appendix attached to this presentation for reconciliations of non-GAAP measures to their nearest GAAP measures. References to "Sales" mean Net Sales and references to "Sales/Square Foot" mean Net Sales per Square Foot. The Company operates on a retail fiscal calendar pursuant to which its fiscal year consists of 52 or 53 weeks, ending on the Saturday closest to January 31 (which such Saturday may occur on a date following January 31) each year. References to any “year,” “quarter,” “half” or “month” mean “fiscal year,” “fiscal quarter,” “fiscal half year” and “fiscal month,” respectively, unless the context requires otherwise. References to “2018,” “2019,” “2020,” "2021“ and “2022” relate to the Company’s fiscal years ended February 2, 2019, February 1, 2020, January 30, 2021, January 29, 2022, and January 28, 2023, respectively, unless the context requires otherwise. References to “2023” relate to its fiscal year ending February 3, 2024, unless the context requires otherwise. 2

Q4 2023 Results • Opened 7 new stores • Gross margin improved 50 basis points from Q4 2022 • Earnings per share grew 12.2% compared to Q4 2022 • Key hires made to strengthen experienced leadership team ○ Chad Fox-Chief Customer Officer ○ Rob Howell-Chief Supply Chain Officer 3 -3.6% Comp Sales $1.8B Net Sales +2.8% year-over-year 7 New Store Openings 33.3% Gross Margin $2.21* Adjusted EPS $2.21 GAAP EPS Source: The Company's Q4 2023 earnings release on 3/21/2024 *Adjusted EPS is a non-GAAP measure. See appendix for reconciliation of non-GAAP measures.

Fiscal 2023 Results • Successful transition of executive leadership • Opened 14 new stores • Launched new customer data platform • Laid groundwork for new Warehouse Management System (WMS) implementation • Generated $536 million of cash from operating activities; Deployed ~$200 million primarily on growth initiatives • Returned over $300 million to stakeholders through share buybacks, debt paydown and dividends 4 -6.5% Comp Sales $6.2B Net Sales -3.7% year-over-year 14 New Store Openings 34.3% Gross Margin $6.96* Adjusted EPS $6.70 GAAP EPS Source: The Company's Q4 2023 earnings release on 3/21/2024 *Adjusted EPS is a non-GAAP measure. See appendix for reconciliation of non-GAAP measures. See slide 2 for additional important information about forward-looking statements.

Path Forward: Strategy & Goals OUR STRATEGY 1. Open NEW STORES to expand the store base by 50%+ in existing and new markets 2. Build a more powerful OMNI-CHANNEL business 3. Drive our EXISTING BUSINESS 4. Leverage and scale our SUPPLY CHAIN to enable industry-leading growth 5. Support our growth with the BEST TEAM in retail 5 OUR LONG-RANGE GOALS * $10B+NET SALES 10%NET INCOME MARGIN 13.5%ADJ. EBIT MARGIN** 30%ROIC** 3.7x+INVENTORY TURNS $365/SQ FTNET SALES/SQ FT 15%+.COM PENETRATION *Goals are aspirational or otherwise forward-looking statements and actual performance may differ, possibly materially, and no guarantees are made that these goals will be met. Some of these Goals were achieved in 2021 and/or 2022 and the goal is to maintain them or grow beyond these levels. See slide 2 for additional important information about forward-looking statements. **Adjusted EBIT Margin and ROIC are non-GAAP measures. We have not reconciled these forward-looking estimates to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Long-Range Plan Strategy To Deliver Value Academy remains confident in its strategy, and continues to execute on the initiatives 6 1 Open New Stores to expand the store base by 50%+ in existing and new markets Build a more powerful Omni-Channel business Drive our Existing Business Leverage and scale our Supply Chain to enable industry-leading growth Support our growth with the Best Team in retail Strategy Long-Range Plan* Opening 160-180 New Stores 5% Penetration in 2019 11% Penetration in 2023 15% target Leverage Customer Data Platform Expand New Brands & Innovative Products Customer Loyalty Program New Warehouse Mgmt System Implementation Fulfillment, Flow and Logistics Initiatives Build out our Bench Strength Recruit External Talent to Drive Growth 2 3 4 5 *Long-range plan targets are aspirational or otherwise forward-looking statements and actual performance may differ, possibly materially, and no guarantees are made that these goals will be met. See slide 2 for additional important information about forward-looking statements.

Updated New Store Economics

Learnings from new stores led to updated store economics, which remain a compelling long-term use of cash

- **Deliver better balance of new and existing market store openings**
  - Target is to open 50% in new and adjacent markets and 50% in existing markets
- **Execute more smaller and mid-sized market opportunities**
  - Lower volume, but high profit opportunity
- **Drive for a balance weighting of openings throughout the year**
- **Enter new/adjacent large markets with multiple stores**
  - Leverage pre and post-opening costs, Accelerate brand awareness

Have Potential to Open 800+ Stores Nationwide

	Original Goals*	Updated Goals**
Year 1 Sales Target	$18M	**$12-$16M**
Capital to Open	$5-$6M	**$4-$5M**
Sales Ramp	4-5 Years	**4-5 Years**
ROIC Hurdle***	20%	**20%**
EBITDA Positive***	> Year 1	**> Year 1**
Existing vs New/Adjacent	33% / 67%	**50% / 50%**
New Stores	120-140	**160-180**
Total Stores	388-408	**442-462**

* Original goals were first published on April 4, 2023. New Stores Y1 sales vary by market; includes omnichannel sales.
** Targets/goals are aspirational or otherwise forward-looking statements and actual performance may differ, possibly materially, and no guarantees are made that these goals will be met. See slide 2 for additional important information about forward-looking statements.
*** ROIC and EBITDA are non-GAAP measures. See appendix for reconciliations of Non-GAAP measures.

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Fiscal 2024 Outlook • We expect consumers to remain under pressure, but we have actions to drive sales: • Leverage Customer Data Platform (CDP) to drive traffic and conversion • Lean into position as everyday value retailer • Accelerate new store growth & omnichannel penetration • Test and bring in new brands and innovative products • Refine localization efforts • Implement new WMS to increase supply chain efficiency 8 -4.0% to +1.0% Comp Sales $6.07 - $6.35B Net Sales -1.5% to 3.0% year-over-year $455 - $530M Net Income 34.3% - 34.7% Gross Margin $290 - $375M Adj. Free Cash Flow* $5.90 - $6.90 GAAP EPS 15 to 17 New Store Openings $225 - $275M Capital Expenditures ~77M Diluted Weighted Average Shares Outstanding Source: The Company's Q4 2023 earnings release on 3/21/2024* **Adjusted free cash flow is a non-GAAP measures. We have not reconciled this forward-looking estimate to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

GAAP to Non-GAAP Reconciliations Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and ROIC have been presented in this presentation as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). These non-GAAP measures have limitations as analytical tools. For information on these limitations, as well as information on why management believes these non-GAAP measures are useful, please see our Annual Report for the fiscal year ended February 3, 2024 (the "Annual Report"), as such limitations and information may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov. We compensate for these limitations by primarily relying on our GAAP results in addition to using these non- GAAP measures supplementally. 10

Adjusted EBITDA and Adjusted EBIT

We define "Adjusted EBITDA" as net income (loss) before interest expense, net, income tax expense, depreciation, amortization, and impairment, and other adjustments included in the table below. We define "Adjusted EBIT" as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Fiscal Year Ended				
	February 3, 2024	January 28, 2023	January 29, 2022	January 30, 2021	February 1, 2020
Net income (a)	$ 519,190	$ 628,001	$ 671,381	$ 308,764	$ 120,043
Interest expense, net	46,051	46,441	48,989	86,514	101,307
Income tax expense	143,966	190,319	188,159	30,356	2,817
Depreciation and amortization	110,936	106,762	105,274	105,481	117,254
Consulting fees (b)	-	-	-	285	3,601
Private equity sponsor monitoring fee (c)	-	-	-	14,793	3,636
Equity compensation (d)	24,377	21,175	39,264	31,617	7,881
(Gain) loss on early retirement of debt, net	1,525	1,963	2,239	(3,582)	(42,265)
Severance and executive transition costs (e)	-	-	-	6,571	1,429
Costs related to the COVID-19 pandemic (f)	-	-	-	17,632	-
Payroll taxes associated with the 2021 Vesting Event (g)	-	-	15,418	-	-
Other (h)	-	-	3,118	8,592	7,111
Adjusted EBITDA	846,045	994,661	1,073,842	607,023	322,814
Less: Depreciation and amortization	(110,936)	(106,762)	(105,274)	(105,481)	(117,254)
Adjusted EBIT	$ 735,109	$ 887,899	$ 968,568	$ 501,542	$ 205,560

(a) Net income for the year ended Feb. 3, 2024, includes a $15.9 million net gain for a credit card fee litigation settlement in Q4 2023. Net income for fiscal 2022 included a $7.2 million gain from a business interruption insurance recovery and a $3.7 million gain from the sale of a tariff relief litigation claim, both of which occurred in Q4 2022. All of these items are included within Other (income), net on the Consolidated Statements of Income.

(b) Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.

(c) Represents our contractual payments under the Monitoring Agreement.

(d) Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.

(e) Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.

(f) Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchases earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(g) Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.

(h) Other adjustments include (representing deductions or additions to Adjusted EBITDA and Adjusted EBIT) amounts that management believes are not representative of our operating performance, including installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, and other costs associated with strategic cost savings and business optimization initiatives.

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Adjusted Net Income, Pro Forma Adjusted Net Income, Adjusted Earnings per Common Share and Adjusted Pro Forma Earnings Per Common Share

We define "Adjusted Net Income (Loss)" as net income (loss), plus other adjustments included in the table below. We define "Adjusted Earnings per Common Share, Basic" as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and "Adjusted Earnings per Common Share, Diluted" as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), and Adjusted Earnings Per Share in the following table.

	Fiscal Year Ended				
	February 3, 2024	January 28, 2023	January 29, 2022	January 30, 2021	February 1, 2020
Net income (a)	$ 519,190	$ 628,001	$ 671,381	$ 308,764	$ 120,043
Consulting fees (b)	-	-	-	285	3,601
Private equity sponsor monitoring fee (c)	-	-	-	14,793	3,636
Equity compensation (d)	24,377	21,175	39,264	31,617	7,881
(Gain) loss on early retirement of debt, net	1,525	1,963	2,239	(3,582)	(42,265)
Severance and executive transition costs (e)	-	-	-	6,571	1,429
Costs related to the COVID-19 pandemic (f)	-	-	-	17,632	-
Payroll taxes associated with the 2021 Vesting Event (g)	-	-	15,418	-	-
Other (h)	-	-	3,118	8,592	7,111
Tax effects of these adjustments (i)	(5,621)	(5,382)	(14,884)	(136)	33
Adjusted Net Income	539,471	645,757	716,536	384,536	101,469
Estimated tax effect of change to C-Corporation status (j)	-	-	-	(72,844)	(25,542)
Pro Forma Adjusted Net Income	$ 539,471	$ 645,757	$ 716,536	$ 311,692	$ 75,927
Earnings per common share:					
Basic	$ 6.89	$ 7.70	$ 7.38	$ 3.96	$ 1.66
Diluted	$ 6.70	$ 7.49	$ 7.12	$ 3.79	$ 1.60
Pro Forma Adjusted Earnings per Share:					
Basic	$ 7.16	$ 7.91	$ 7.88	$ 4.00	$ 1.05
Diluted	$ 6.96	$ 7.70	$ 7.60	$ 3.83	$ 1.02
Weighted average common shares outstanding:					
Basic	75,389	81,590	90,956	77,994	72,477
Diluted	77,469	83,895	94,284	81,431	74,795

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13 Net income for the year ended Feb. 3, 2024, includes a $15.9 million net gain for a credit card fee litigation settlement in Q4 2023. Net income for fiscal 2022 included a $7.2 million gain from a business interruption insurance recovery and a $3.7 million gain from the sale of a tariff relief litigation claim, both of which occurred in Q4 2022. All of these items are included within Other (income), net on the Consolidated Statements of Income. Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives. (a) (b) Represents our contractual payments under the Monitoring Agreement.(c) Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures. (d) Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.(e) Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchases earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020. (f) Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.(g) Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, and other costs associated with strategic cost savings and business optimization initiatives. (h) Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income and Pro Forma Adjusted Net Income at our historical tax rate.(i) Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C- Corporation, upon which we became subject to federal income taxes. (j) Adjusted Net Income, Pro Forma Adjusted Net Income, Adjusted Earnings per Common Share and Adjusted Pro Forma Earnings Per Common Share cont'd

14 Return On Invested Capital Return on Invested Capital (ROIC) is calculated as follows: (i) the numerator is defined as Adjusted EBITDA plus rent minus estimated taxes; and (ii) the denominator is defined as: (a) the sum of the 13-month average balances for: net receivables, inventory, prepaid expenses and other current assets, gross property and equipment, and other noncurrent assets, plus (b) total lease liabilities, minus (c) the sum of the 13-month average balances for: accounts payable, accrued liabilities, and income tax payable. Refer to our Annual Report on Form 10-K for the year ended February 3, 2024, for a full reconciliation and discussion of Adjusted EBITDA, which is a non-GAAP measure, to its closest comparable GAAP measure.